EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Natus Medical Incorporated

San Carlos, California

We have issued our report dated April 15, 2005, accompanying the consolidated financial statements and schedules included in the Annual Report of Bio-logic Systems Corp. on Form 10-K for the year ended February 28, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Natus Medical Incorporated on this Form S-3 and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Chicago, Illinois

April 19, 2006